Exhibit 10.2

PERFICIENT INC.
INVESTOR RIGHTS AGREEMENT

        THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of January 7, 2002, by and among Perficient, Inc., a Delaware corporation (the "Company"), and the holders of the Company's Series A Preferred Stock (the "Series A Preferred Stock") set forth on Exhibit A hereto. All of the holders of the Series A Preferred Stock shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

RECITALS

        WHEREAS, the Company and each of the Investors have entered into that certain Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, pursuant to which the Investors have purchased an aggregate of up to 2,200,000 shares of Series A Preferred Stock and warrants to purchase up to 1,100,000 shares of Common Stock of the Company (the Purchase Agreement");

        WHEREAS, the Investors requested that the Company extend to them registration rights, information rights and other rights as set forth below as a condition of purchasing the shares of Series A Preferred Stock;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the investment of the Investors in the Series A Preferred Stock, the parties mutually agree as follows:

SECTION 1. GENERAL

        1.1  Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Common Stock" means common stock of the Company, par value $.001.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.7 hereof.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; (b) Common Stock of the Company issued or issuable upon exercise of the Warrants; and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable

  Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to a sale.

          "Shares" shall mean the Company's Series A Preferred Stock owned by the Investors listed on Exhibit A hereto and their permitted assigns.

          "Warrants" shall mean the Stock Purchase Warrants to purchase initially one share of Common Stock at a price of $2.00 per share, issued in connection with the sale of the Series A Preferred Stock.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

  2.1    Restrictions on Transfer.

          (a)  Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (b)  The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be unlegended may lawfully be so disposed of without registration, qualification or legend.

          (c)  Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

  2.2    Automatic Registration.

            (i)  (a) Subject to the conditions of this Section 2.2, the Company shall, within 15 days of the Special Meeting of Stockholders of the Company (the "Special Meeting") at which the issuance of Common Sock upon the conversion of the Shares (the "Issuance") is approved by the Stockholders of the Company, give notice to all Holders. The Holders shall have the right, by giving written notice to the Company within 10 days after their receipt of the Company's notice, to elect to have included in a Registration Statement on Form S-3 to be filed by the Company such of their Registrable Securities as such Holders may request in such notice of election, and the Company shall file, within 30 days of the Special Meeting, a registration statement covering the resale of all Registrable Securities that the Holders request to be registered in such notice of election. The Company shall not be required to effect a registration pursuant to this Section 2.2:prior to the date that is 30 days following the Special Meeting; or

          (ii)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date of the Special Meeting.

        2.3    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with the registrations hereunder, shall be borne by the Holdersselling the securities, as the case may be. Notwithstanding the foregoing, the Holders shall be solely responsible for the fees and expenses of any counsel retained by the individual Holders in connection with such registration and any transfer taxes or Selling Expenses incurred by the Holders in connection therewith.

        2.4    Obligations of the Company.    In connection with the registration of Registrable Securities pursuant to Section 2.2 hereunder, the Company shall:

          (a)  Use its best effots to cause such registration statement and shall keep such registration statement effective until the Holder or Holders have completed the distribution thereof.

          (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above, including such amendments and supplements as may be necessary for the Holders to sell their Registrable Shares in an underwritten offering.

          (c)  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that, the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, and otherwise cooperate with the Holders as requested in connection with such offering, including, without limitation causing its Chief Executive Officer and Chief Financial Officer to participate in a "road show" in connection with such underwritten offering.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g)  Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          (h)  Cause the Registrable Securities to be listed or included on each securities exchange on which similar securities are then listed or included.

        2.5    Furnishing Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities and such other information as shall be required to effect the registration of their Registrable Securities and otherwise comply with the Securities Act.

        2.6    Indemnification.    In the event any Registrable Securities are included in a registration statement under Section 2.2:

          (a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors and stockholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement. The Company will pay as incurred to each such Holder, partner, officer, director, stockholder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action arising from or related to a Violation (subject to recoupment if this indemnification is determined to be inapplicable); provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, stockholder, underwriter or controlling person of such Holder.

          (b)  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors, officers or stockholders or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

          (d)  If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)  The obligations of the Company and Holders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        2.7    Assignment of Registration Rights.    The right to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or affiliate of a Holder, (b) is a Holder's immediate family member or trust for the benefit of an individual Holder or immediate family members, or (c) acquires at least 50,000 shares of Registrable Securities (as adjusted for stock splits, combinations and similar events); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement by executing a counterpart signature page hereto (which shall not be deemed to be an amendment hereto).

        2.8    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.9    "Market Stand-Off" Agreement.    Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company, if any, not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with a firm commitment underwritten public offering; provided that all officers and directors of the Company and each holder of of at least 1% of the Company's voting securities enter into similar agreements.Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The provisions of this Section 2.9 shall not apply to any registration statement related solely to securities offered under any employee benefit plan, including any registration statement filed on Form S-8 and similar or successor forms, or any registration statement relating to a transaction subject to Rule 145 under the Securities Act and filed on Form S-4 and similar or successor forms.

        2.10    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration under Rule 144 or any similar or analogous rule, the Company agrees to use its best efforts to file with the SEC, in a timely manner, all reports and other documents required to be filed by the Company under the Exchange Act and to furnish each Holder, upon request, a written statement as to its compliance with such requirements and such other reports and documents as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

SECTION 3. COVENANTS OF THE COMPANY

  3.1    Basic Financial Information and Reporting.

          (a)  The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b)  Within 90 days after the end of each fiscal year of the Company, the Company will furnish each Holder a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied.

          (c)  If the following information is not made available generally by the Company in filings with the SEC, the Company will furnish each Holder within 45 days after the end of the first three quarterly accounting periods in each fiscal year, a balance sheet of the Company as of the end of each such quarterly period, and statements of income, cash flows and stockholders equity of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP, with the exception that no notes need be attached and year end audit adjustments may not have been made.

          (d)  Upon the request of an Investor who beneficially owns in excess of 250,000 Shares, the Company will furnish to such Investor, prior to the beginning of a fiscal year an annual budget and operating plans for such fiscal year (and if so requested, any subsequent revisions thereto)

        3.2    Inspection Rights.    Each Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        3.3    Confidentiality of Records.    Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies in writing as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of, and agrees to comply with, the confidentiality provisions of this Section 3.3 Reservation of Common Stock. The Company will at all times reserve and keep available such number of shares of Common Stock as is issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants.

        3.4    Indemnification with respect to Holders; Advancement.    Subject to Section 2.6 hereof, the Company hereby agrees to hold harmless and indemnify the Holders, the Holders' direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the "Holder Indemnitees") against any and all expenses (including attorneys' fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Holder Indemnitee incurs as a result of any claim or claims made against him or it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the compliance by the Company of its obligations under this Agreement.

        The Company's indemnity obligations set forth above are subject to the Holders providing prompt written notice of a claim. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Holders without the Holders' prior written approval. The Holders shall, at the Company's expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company's expense all those persons, documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action. The Holders may, at their expense, assist in such defense.

        The Company's liability to any Holder Indemnitee under this section shall be limited to the amount received by the Company from such Holder Indemnitee, and the Company's aggregate cumulative liability under this Section shall be limited to the amount received by the Company pursuant to the transactions contemplated by this Agreement.

        3.5    Election of Director.    Immediately following the Closing under the Purchase Agreement, notwithstanding that the condition for the release from escrow of the Shares has not been satisfied, and continuing until the Shares are released to the Investors or the Company, the Investors shall have the right to designate to the Board of Directors one member who shall be elected by the Board of Directors to fill a vacancy created therein substantially in accordance with the terms of the Certificate of Designation as if the Shares were outstanding.

SECTION 4. MISCELLANEOUS

        4.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

        4.2    Survival.    Except as expressly provided herein, the representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        4.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends.

        4.4    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto, the Series A Preferred Stock Purchase Agreement between each of the Holders and the Company and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        4.5    Severability.    In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.6    Amendment and Waiver.

          (a)  Except as otherwise expressly provided, this Agreement may be amended or modified only upon the consent of (i) the Company, and (ii) the holders of at least a majority of the Series A Preferred Stock.

          (b)  Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the consent of the holders of at least a majority of the Series A Preferred Stock.

        4.7    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        4.8    Notices and Consents.    All notices and consents required or permitted hereunder must be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        4.9    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        4.10    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        4.11    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PERFICIENT, INC.
By:	/s/ JOHN T. MCDONALD
Name:	John T. McDonald
Title:	Chief Executive Officer

(Address)

INVESTORS:

Exhibit A

Investor	Number of Shares of Series A Preferred Stock
Daniel Hilliard	20,000
Hilliard Limited Partnership	10,000
Daniel Hilliard TTEE Flint Trust Amended 6/19/98 UA DTD 12/20/97 FBO Wallace J Hilliard	100,000
Julie A. Maccoux & Neal J. Maccoux JT TEN	12,000
Andrew Hilliard	20,000
Hilliard Family Foundation Inc.	12,000
Daniel Hilliard TTEE Wallace J. Hilliard Irrevocable Trust UA DTD 10/25/99	5,000
Paul Hilliard	10,000
Chris Cline	10,000
Richard Chernick	5,000
Frederick Seipp	5,000
Watershed-Perficient, LLC	625,000
WWC Capital Fund, L.P.	600,000
Samuel J. Fatigato	50,000
John T. McDonald	100,000
Eric Simone	50,000
Jalak Investments BV	250,000